Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Business Financial Services, Inc. of our report dated February 25, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of First Business Financial Services, Inc. for the year ended December 31, 2025.

/s/ Crowe LLP
Crowe LLP

Oakbrook Terrace, IL April 28, 2026